UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        Date of Report: December 28, 2001




                            ALTAIR INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


      Province of
       Ontario,
        Canada                       1-12497                      None
        ------                       -------                      ----
   (State or other             (Commission File No.)          (IRS Employer
     jurisdiction                                            Identification No.)
  of incorporation)

                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                               -------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (307) 587-8245

Item 5.  Other Events

         On December 28, 2001, Altair International Inc. (the "Company") and Doral 18, LLC (the "Investor") entered into a Note Termination and Issuance Agreement (the "Issuance Agreement") pursuant to which the Investor agreed to terminate an Asset-Backed Exchangeable Term Note in the original amount of $7,000,000 (the "Old Note") in exchange for (i) $2,500,732 in cash that had been held as collateral for a letter of credit that secured the Old Note, (ii) a $2 million Secured Term Note (the "New Note"), (iii) a warrant (the "Warrant") for 200,000 common shares of the Company ("Common Shares") with an exercise price of $1.50 per share and (iv) a conditional warrant (the "Conditional Warrant") with a nominal exercise price of $.01 per share that vests with respect to 25,000 Common Shares when the price of the Common Shares reaches $2.00 per share and an additional 25,000 Common Shares for each $.50 increase thereafter. In connection with the Issuance Agreement, the Company also entered into an Amendment No. 1 to Stock Purchase Warrants (the "Warrant Amendment Agreement") pursuant to which the exercise price of 650,000 outstanding warrants held by the Investor was reduced to $1.50 and pursuant to which all round-down provisions were deleted.

         Secured Term Note (New Note). The New Note is in the principal amount of $2,000,000 and bears interest at a rate of 11% per annum. Under the New Note, the Company is required to make monthly interest payments on or before the 28th day of each calendar month (the "Monthly Payment Amount"). If the Company does not make interest payments in cash on or before the due date, the Investor will receive the right to exchange the amount of the monthly interest payment into Common Shares at a price equal to 75% of the average closing price of the Common Shares as reported by Bloomberg for the five preceding trading days. Under certain circumstances specified in the New Note, the Company is required to make interest payments in cash. The principal amount of the Note is not subject to exchange for Common Shares. The entire principal balance is due in full on March 31, 2003. The Company may prepay the New Note subject to a prepayment penalty equal to 5% of the principal amount being prepaid.

         The New Note is secured by a pledge of the intellectual property, tangible assets and common stock of Altair Nanomaterials, Inc., a second-tier wholly-owned subsidiary of the Company. Altair Nanomaterials, Inc. owns and operates the titanium processing technology the Company acquired in 1999. The New Note is also secured by a pledge of the common stock and leasehold assets of Mineral Recovery Services, which owns and operates the Company's leasehold interests in the Camden, Tennessee area.

         Warrant. The Warrant entitles the holder to purchase 200,000 Common Shares at an exercise price of $1.50 per share at any time on or before December 15, 2006. The Warrant includes standard anti-dilution provisions pursuant to which the exercise price and number of Common Shares are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         Conditional Warrant. The Conditional Warrant vests with respect to 25,000 Common Shares on the day following the first time after the December 31, 2001 the closing price of the Common Shares exceeds $2.00 for ten consecutive trading days. Thereafter, the Conditional Warrant vests with respect to an additional 25,000 Common Shares, up to a maximum of 500,000 Common Shares, the day following the first time the Closing Price exceeds a number greater than $2.00 that is evenly divisible by .5 (e.g. $2.50, $3.00., $3.50) for ten consecutive trading days. By way of illustration, if the Closing Price is $4.01 for ten consecutive trading days, the total number of Common Shares with respect to which the Conditional Warrant shall have vested shall be 125,000 shares. The exercise price for the Conditional Warrant is $.01 per Common Share. The Conditional Warrant expires on the later of (i) March 31, 2003 or (ii) the date the Company has fully paid the New Note. The Conditional Warrant also includes standard anti-dilution provisions pursuant to which the exercise price and number of Common Shares are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         Warrant Amendment Agreement. The Warrant Amendment Agreement amends warrants for a total of 650,000 Common Shares held by the Investor to have an exercise price of $1.50 per share. Such Warrants previously had an initial exercise price of $3.00 per share, which was subject to periodic round-down in connection with any sales of Common Shares below $3.00 per share. Such round-down provisions were deleted pursuant to the Warrant Amendment Agreement

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

         Registration Rights Agreement. The Registration Rights Agreement requires the Company to file, within 30 days of December 28, 2001, a registration statement registering the re-sale of the Common Shares issuable upon the exercise of any exchange rights that may accrue under the New Note and upon exercise of the Warrant, the Conditional Warrant and 300,000 additional warrants to purchase Common Shares held by the Investor.

         The foregoing descriptions do not purport to be complete descriptions of the documents to which they relate and are qualified by reference to the definitive agreements, notes and warrants filed as exhibits herewith.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

  Exhibit No.                            Exhibit                                  Incorporated by Reference/
                                                                                        Filed Herewith
----------------    --------------------------------------------------    -----------------------------------------
            4.1     $2,000,000 Secured Term Note                          Filed herewith.


            4.2     Warrant to Purchase Common Stock                      Filed herewith.

            4.3     Warrant to Purchase Common Stock (Conditional)        Filed herewith.



            4.4     Amendment No. 1 to Stock Purchase Warrants            Incorporated by reference to Amendment No.
                                                                          2 to Current Report on Form 8-K/A filed
                                                                          with the SEC on January 4, 2002.

           10.1     Note Termination and Issuance Agreement               Filed herewith.

           10.2     Registration Rights Agreement                         Filed herewith.

           10.3     First Amendment to Stock Pledge Agreement             Filed herewith.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Altair International Inc.


      January 3, 2002                     By: /s/ William P. Long
      ---------------                     -----------------------
      Date                                        Dr. William P. Long, President



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